Exhibit 99.2

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EDITED TRANSCRIPT

SAFM – Q1 2019 Sanderson Farms Inc Earnings Call

EVENT DATE/TIME: FEBRUARY 26, 2019 / 4:00PM GMT

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FEBRUARY 26, 2019 / 4:00PM, SAFM – Q1 2019 Sanderson Farms Inc Earnings Call

C O R P O R A T E    P A R T I C I P A N T S

D. Michael Cockrell Sanderson Farms, Inc. – CFO, Treasurer & Director

Joe F. Sanderson Sanderson Farms, Inc. – Chairman & CEO

Lampkin Butts Sanderson Farms, Inc. – President, COO & Director

C O N F E R E N C E    C A L L    P A R T I C I P A N T S

Adam L. Samuelson Goldman Sachs Group Inc., Research Division – Equity Analyst

Akshay S. Jagdale Jefferies LLC, Research Division – Equity Analyst

Benjamin M. Theurer Barclays Bank PLC, Research Division – Head of the Mexico Equity Research & Director

Eric Jon Larson The Buckingham Research Group Incorporated – Analyst

Jeremy Carlson Scott Mizuho Securities USA LLC, Research Division – VP of Americas Research

Kenneth B. Goldman JP Morgan Chase & Co, Research Division – Senior Analyst

Kenneth Bryan Zaslow BMO Capital Markets Equity Research – MD of Food & Agribusiness Research and Food & Beverage Analyst

Michael Leith Piken Cleveland Research Company – Equity Analyst

P R E S E N T A T I O N

Operator

Good day, and welcome to Sanderson Farms Inc. First Quarter Fiscal 2019 Conference Call. Today’s call is being recorded. At this time, for opening remarks and introductions, I would like to turn the call over to Mr. Joe Sanderson. Please go ahead, sir.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Thank you. Good morning, and welcome to Sanderson Farms first quarter conference call. This morning, we announced a net loss of $17.8 million or $0.82 per share for our first quarter of fiscal 2019. This compares to net income of $51.2 million or $2.24 per share for our first quarter of fiscal

2018.

Net income for last year’s quarter reflected a one-time noncash income tax benefit of $37.5 million from a one-time adjustment to a deferred tax liability on our balance sheet required as a result of the December 2017 federal tax reform legislation.

I will begin with the call with comments about general market conditions and grain cost, and then turn the call over to Lampkin and Mike for a more detailed account of the quarter. Before we make any further comments, I’ll ask Mike to give the cautionary statement regarding forward-looking statements.

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

Thank you, Joe, and good morning, everyone. This morning’s call will contain forward-looking statements about the business, financial conditions and prospects of the company. Examples of forward-looking statements include statements regarding supply and demand factors, future grain and chicken market prices, economic conditions, production levels, and our future growth plans.

The actual performance of the company could differ materially from that indicated by the forward-looking statements because of various risks and uncertainties. These risks and uncertainties are described in our most recent annual report on Form 10-K and in the company’s quarterly report on Form 10-Q filed with the SEC early this morning in connection with our first fiscal quarter ended January 31, 2019.

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FEBRUARY 26, 2019 / 4:00PM, SAFM – Q1 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Thank you, Mike. Results for the first quarter reflect continued challenging market conditions for products produced for food service customers and our plants processing a larger bird. Demand from retail grocery store of customers has remained stable, and that stability is reflected in an overall average chill pack prices that were 1.4% higher than during last year’s first quarter. On the other hand, market prices for boneless breast meat sold to food service customers were lower compared to last year’s first quarter and in fact failed to all-time lows in November and December and remained relatively weak through January.

The boneless market began to improve in January and continued to strengthen in February. Cash market prices for corn was slightly higher during the quarter compared to last year while soybean meal prices were lower. Our feed cost per pound of chicken processed were flat when compared to the first quarter of 2018. Both corn and soybean balance tables are healthy as we head into the 2019 planning season, especially soybeans, but market prices have been supported by uncertainties related to trade and potential exports.

The next events in the grain markets that we will watch are the South American harvest and the March 29 Planting Intentions report. The South American harvest is progressing well and expectations now are for good crops from that region. At its 2019 Agricultural Outlook Forum last week, the USDA estimated corn acres in 2019 will be 92 million acres versus 89.1 million last year and the acres planted in soybeans would be 85 million acres down from 89.2 million acres last year.

It is not unusual for the USDA to significantly revise its outlook before the March 29 Planning Intentions report, so we will be watching for that report. We haven’t priced a significant portion of our grain needs for the fiscal year and remained relatively close to the market. Based on our cost through the first fiscal quarter and what we have priced so far, when combined with prices we could have locked in for the balance of the year. At yesterday’s close, our grain cost for fiscal 2019 would be approximately $26.4 million less than during fiscal 2018 based on 2018 volumes.

At our shareholders meeting last week – last meeting, week before last, I told our shareholders we are focused on several things as we start 2019. As I just mentioned, we are watching the quality and the quantity of the South American crops and we’ll be watching the March 29 Planting Intentions report. We will, of course, watch chicken production numbers and consumer spending behavior. The USDA is projecting that our industry will produce 1.6% more chicken during calendar 2019 than last year, which will compete with more beef and pork as well. According to USDA data, pullet placements have remained flat in recent months. And egg sets and chicks placed are trending higher by 1.5% compared to last year.

Finally, we’ll focus our efforts on our growth. St. Pauls is now at full production and Tyler opened earlier this month on February 4. I remained cautious but optimistic about 2019. I believe grain markets will at worst be benign. The chill pack environment remains good, and supply and demand for trade pack product seem balanced. Food service and export demand are again the wildcards for 2019.

The Restaurant Association’s Restaurant Performance Index has shown some improvement in restaurant same-store sales. But as has been true for several quarters, the legacy food service established goods continue to struggle for traffic while local chain concepts are doing better.

Regardless of the markets, however, our plan for the balance of this year is to remain focused on what we can control, focus on our operations and let the markets take care of themselves. At this point, I’ll turn the call over to Lampkin for a more detailed discussion of the chicken markets and our operations during the quarter.

Lampkin Butts – Sanderson Farms, Inc. – President, COO & Director

Thank you, Joe, and good morning, everyone. Overall, market prices for poultry products were lower about 2.6% during the quarter when compared to our first quarter of last year. Overall, average market prices for chill pack products reflected good demand during the quarter and averaged almost $0.02 higher during the quarter compared to the first quarter of fiscal 2018, all mix improvements. Chill pack prices were higher by $0.123 per pound sequentially, again mostly on product mix.

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FEBRUARY 26, 2019 / 4:00PM, SAFM – Q1 2019 Sanderson Farms Inc Earnings Call

Bulk leg quarter prices during our first quarter averaged $0.257 per pound compared to $0.336 per pound last year. Final numbers for calendar 2018 showed the volume of all broiler meat exported through November was higher by 3.3% compared to 2017.

Average price for jumbo wings was lower during our first fiscal quarter compared to last year despite a strong Super Bowl season. Jumbo wing prices averaged $1.56 per pound during our first quarter of this year compared to $1.63 per pound during last year’s first quarter. Boneless breast prices averaged $0.95 during this year’s first quarter compared to $1.03 last year. We sold 1.06 billion pounds of poultry products during the first quarter, a 3.7% decrease from 1.1 billion pounds sold during last year’s first quarter. Our processed pound were down from 1.1 million (sic) [1.1 billion] to 1.063 billion pounds. We expect to process approximately 1.094 billion pounds during our second quarter, up slightly from 1.092 billion pounds processed during last year’s second quarter.

We expect to process just over 1.22 billion pounds in Q3 and 1.25 billion pounds in Q4. Prepared chicken sales were $57.7 million, up $17.2 million or 42.4% on 10.8 million more pounds sold. Our average sales price per pound of prepared chicken was lower by $0.134 per pound or 6.8%.

We remain focused on our operations during the quarter and will be focused on getting the Tyler plant off to a good start. Our Big Bird product mix is a challenge in the environment we faced, November through January, but we will continue to look for efficiency improvements and will do everything we can to meet our goal of performing at the top of our industry. At this point, I’ll turn the call over to Mike to discuss our financial statement.

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

Thank you, Lampkin. Net sales for the quarter totaled $743.4 million, down from $772 million for the same quarter of fiscal 2018. Our net loss of $0.82 per share during the quarter compares to net income of $2.24 per share during last year’s quarter, and as Joe mentioned, last year’s number includes $37.5 million and a one-time income tax benefit resulting from the tax reform legislation.

Our cost of sales of poultry products for the 3 months ended January 31 as compared a year ago decreased 1.3%. That decrease is all a result of the fewer pounds sold, partially offset by an increase in our average COGS. Nonfeed-related COGS were higher about $15 million or $0.022 per pound compared to last year’s Q1. Several factors contributed to this increase.

First, lower volumes impacted cost per pound. Hazlehurst was down a week during the quarter as we move live weights back to 9.25 per bird. Collins was down for a week for the installation of some new equipment and processing cost overall were higher by $0.014 per pound. Wages were up $2.4 million compared to last year, cost associated with antimicrobial interventions in our plants were higher by $0.0033 a pound or about 65%. And fixed cost were higher about $1.8 million as we began depreciating equipment upgrades installed last year.

Freight was up $4.8 million or $0.005 a pound. But that increase is a function of a new revenue recognition standard that we adopted during the quarter. Actually, freight was flat with the year ago.

In Q1 last year, freight build separately to customers was treated as a reduction in revenue. In Q1 of ‘19 and going forward, the customers who we billed directly for freight will be classifying that freight in cost of goods sold.

Live cost were higher by just over $0.017 per pound as a result of higher chip cost and litter and higher grower pay. Grower pay has been impacted by the move to tray packs sized birds at Hazlehurst and Hammond. Hazlehurst has returned to the larger bird and we’ll be moving Hammond back this spring.

Our feed cost per pound of poultry products processed was flat at $0.245 a pound. While our feed costs per pound of poultry products processed was flat, our sales price per pound for poultry products decreased 2.6% or $0.173 per pound compared to last year. And this combination obviously resulted in lower margins during this first year’s quarter compared to a year ago.

SG&A expenses for our first quarter of fiscal 2019 were $6 million higher than the same 3 months a year ago. This increase compared to last year is the result of $8.5 million in startup cost in Tyler and $3 million in higher legal expenses, offset by lower marketing and stock compensation

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FEBRUARY 26, 2019 / 4:00PM, SAFM – Q1 2019 Sanderson Farms Inc Earnings Call

expenses. We are modeling $50 million for SG&A expenses in Q2, $50 million in Q3 and $52 million in Q4. These estimates, of course, include no accrual for potential ESOP contributions or bonus awards. We spend $83.4 million on CapEx during the first quarter and have approved $230.6 million in CapEx for the 2019 fiscal year. That 2019 CapEx budget includes $30 million to finish up in Tyler.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

$39 million.

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

$39 million, thank you. And also it includes $7.7 million for progress payments on a new aircraft and $70.5 million for several large-scale equipment upgrades at our older processing plants. Our depreciation and amortization during the first quarter totaled $29 million, and we expect approximately $133 million for the full fiscal year.

And Kathy, that ends our prepared remarks and you can open up the call for questions.

Q U E S T I O N S    A N D    A N S W E R S

Operator

(Operator Instructions) And we’ll take our first question from Ken Goldman with JPMorgan.

Kenneth B. Goldman – JP Morgan Chase & Co, Research Division – Senior Analyst

I’m wondering if I could ask a couple of questions. First is on tray pack prices. I realized that there’s different timing, different ways of pricing these contracts. But your tone on tray pack prices, at least what you’re getting or seeing in the market, is better than what some of your competitors are seeing out there. Is there anything that you would suggest you’re doing differently? Or is it more a question of timing or the structure of the contract that is leading you to be a little more positive out there than maybe the industry as a whole?

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

I don’t have any way of knowing that. November and December were totally different than January. November and December were sluggish. People were eating turkey and ham. We also had our normal seasonal cutbacks in place in November and December. January was an excellent month for demand. Part of February was good. Second half February was slow. March, we have a lot of adds for tray pack in March, booked. But our tray pack has been good. All of 2018.

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

2019.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

And we expect it to be good in 2019. Now we do have a new plant coming online. We have to get it sold. But I don’t – I have no clue about other people’s chill pack experience.

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FEBRUARY 26, 2019 / 4:00PM, SAFM – Q1 2019 Sanderson Farms Inc Earnings Call

Lampkin Butts – Sanderson Farms, Inc. – President, COO & Director

Our prices were fixed, though.

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

Yes, mix contributed to part of our increase, too Ken.

Lampkin Butts – Sanderson Farms, Inc. – President, COO & Director

Our peer prices were actually down a little bit but mix offset – more than offset.

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

Yes.

Lampkin Butts – Sanderson Farms, Inc. – President, COO & Director

Yes.

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

Yes. Sequentially – go ahead – sequential prices were actually up just a little plus our mix advantage. But year-over-year, it was different. Go ahead, I’m sorry.

Kenneth B. Goldman – JP Morgan Chase & Co, Research Division – Senior Analyst

No, I apologize. Can you help me understand what that means in terms of mix? I think very often, we think of your tray pack business as very commodity-oriented. You’re saying sell the same amount of...

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Probably that means you sell more boneless than you did drums and thighs.

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

And tenders.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

And more tenders. You probably sold more higher priced products than you did the year before or the quarter before.

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FEBRUARY 26, 2019 / 4:00PM, SAFM – Q1 2019 Sanderson Farms Inc Earnings Call

Lampkin Butts – Sanderson Farms, Inc. – President, COO & Director

And it could be a higher percentage of products in trays or as bulk.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Albeit the tray pack plants.

Kenneth B. Goldman – JP Morgan Chase & Co, Research Division – Senior Analyst

Is that something that mix effect that we should be modeling in going forward for the rest of this fiscal year? Or is that too difficult to...

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Not with the new plant coming online, particularly in the second half of the year. We just don’t know – we don’t know how and when that’s going to get in this loving hands.

Kenneth B. Goldman – JP Morgan Chase & Co, Research Division – Senior Analyst

One more for me, if I can. Joe you agreed last quarter when a question was asked about – the stock – the question asked that roughly when if – when your stock gets below $100 it doesn’t make sense for you to buyback some? And you said yes, how do you feel about the stock?

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

And we just did.

Kenneth B. Goldman – JP Morgan Chase & Co, Research Division – Senior Analyst

What’s that?

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

And we did.

Kenneth B. Goldman – JP Morgan Chase & Co, Research Division – Senior Analyst

And you did, and you did. The stocks obviously rallied since then though. I was just hoping to get your biggest thoughts on whether it’s still a good use of capital at $117 versus $95, wherever it was at that time.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

I wouldn’t – I mean, for me, I wouldn’t borrow money to buy back stock. That’s just – I’m a bit conservative about that. But $117, based on as far – based on where our stock has been historically in the last year and knowing what our volume is now and going to be $117 is an attractive price to me.

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FEBRUARY 26, 2019 / 4:00PM, SAFM – Q1 2019 Sanderson Farms Inc Earnings Call

Operator

We’ll take our next question from Jeremy Scott with Mizuho.

Jeremy Carlson Scott – Mizuho Securities USA LLC, Research Division – VP of Americas Research

Mike, I appreciate all the details on the nonfeed COGS. Yes, one of the struggles in modeling Sanderson in the last couple of years has been at a persistent rate of that indirect inefficiency associated with ramping up the plants. So it’s a little difficult to take a toll on your organic cost basis when you incorporate labor, grower, logistics, that kind of things. So just wondering if you can unpack that nonfeed poultry COGS line a bit further. When you exclude the prepared food that sits about $0.34 a pound, what does that $0.34 would you consider to be non-productive cost associated with your Tyler ramp, whether that means labor, recruitment or the cost of switching your big bird plants to tray pack and back again? And what is the underlying – what is the true underlying cost of the business? In other words, where is it going to settle once Tyler gets up to full speed?

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

Yes, first of all, I appreciate your pain, Jeremy. And it has been more difficult to model over the last year just because there’ve been so many more moving pieces. I will tell you we did some work on COGS this quarter, and volume alone, and Lampkin mentioned our volume, we were down at 2 plants for a week each. And just volume alone was $0.0025 a pound. When you get that volume back, you get that $0.0025 back. And then ourgrower pay in Mississippi, as Joe has been talking about frequently over the last year, when we took Hazlehurst and Hammond from big bird deboning down to tray pack size to birds, the live grow adding, grower pay is up 66 points. And you’re going to move Hammond back to full production. You’re going to get 40 of that back. Now we’re going to get all of it back, which we’re going to get 2/3 of that back. Litter cost is higher about $0.0025 of a pound as well. And we think it’s somewhere about that...

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

We’re doing some – you mentioned microbial...

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

Antimicrobial...

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Antimicrobial expense in our plants. You all know that USDA 1 year or 1.5 year ago started classifying plants based on their salmonella count. Well, all of our plants at that time were in category 3. Well, today, they’re in category 1 or 2, and we think by March, they’ll be all in 1. Well, to get to that, we’re spending – we have spent a good bit of money on using – Mike, what’s the name of the product?

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

Poultry litter treatment. [Keto]...

Lampkin Butts – Sanderson Farms, Inc. – President, COO & Director

Poultry litter treatment...

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FEBRUARY 26, 2019 / 4:00PM, SAFM – Q1 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Poultry litter treatment on the farms and antimicrobial rinses in the plants, which we think will – at least half of that will go away in the future. But that’s part of – mean that you all would never – we all would never know about that. And then between the 2 of those, that’s a $0.005 a pound.

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

And then you guess we had the freight – I mentioned our freight was really flat for the quarter, Jeremy. I know I’ve – we’ve heard some folks talk about how they were paying more. Ours was flat. But we increased in the COGS by $0.005 a pound, and that’s going to be true going forward. That’s just an accounting change to comply with the new rev rec – revenue recognition standard we adopted this quarter.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Yes, also, you can look forward in the second quarter. You all would – we’re doing some equipment changes in our plants, and we’re going to have 4 plants down from 2 to 5 days. And we’re not going to have as much volume in the second quarter as we are in the third and fourth. But – to do these equipment changes and for labor savings and some mix changes and our – mainly our big bird deboning plants. And...

Jeremy Carlson Scott – Mizuho Securities USA LLC, Research Division – VP of Americas Research

Got it. It sounds like there’s at least a $0.005 per pound that may come back online.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

A $0.01 a pound.

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

That’s more like – I’d say $0.01 a pound, Jeremy.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

$0.01 a pound.

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

Did you got it?

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

In the third and fourth quarter.

Jeremy Carlson Scott – Mizuho Securities USA LLC, Research Division – VP of Americas Research

Right. And then just on you talked about exports being a wildcard. First, can you speculate on what it might mean for margin to see [paw] trade to China were reestablished? And then secondly, can you update us on your deboning investment, what that might be for your leg quarter versus dark meat mix?

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FEBRUARY 26, 2019 / 4:00PM, SAFM – Q1 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Well, it will come on gradually. It would mean more in 2020. It would mean $20 million maybe this year and maybe $40 million in 2020 growth. By the time everything was implemented, more of a 2020 story than a 2019.

Jeremy Carlson Scott – Mizuho Securities USA LLC, Research Division – VP of Americas Research

Got it. And then just maybe lastly. Give a – given your early read on your 2020 CapEx, just from a directional standpoint.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Well, you should be. You won’t have any Tyler. This – you won’t have any aircraft. The $70 million that was spread out last year and this year for equipment upgrades, you won’t have that. Our normal CapEx now is about $120 million. And you can add another $10 million to that for stuff that breaks during the year. I don’t know what else will pop up between now and then. But that would somewhere around $130 million plus stuff I don’t know about it yet.

Operator

We’ll take our next question from Ben Theurer with Barclays.

Benjamin M. Theurer – Barclays Bank PLC, Research Division – Head of the Mexico Equity Research & Director

Joe, actually, my question is more on your expectation, food service, retail, feature activity. I mean, obviously, all the things...

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Ben, are you still there? Did Ben get cut off? Well, okay. Maybe he’ll get back on and somebody else will ask the question.

Operator

We’ll take our next question from Eric Larson with Buckingham Research Group.

Eric Jon Larson – The Buckingham Research Group Incorporated – Analyst

Just a technical question. I was just – what you guys were talking pretty quickly. What did you say is that your second quarter production is targeted for?

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

Our second quarter is targeted to be 1.093 billion pounds. This quarter, to put that in context was 1.063 billion. And last year second quarter, 1.091 billion. So I’m sorry, did I say that wrong?

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

No.

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FEBRUARY 26, 2019 / 4:00PM, SAFM – Q1 2019 Sanderson Farms Inc Earnings Call

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

Yes, I said it right. 1.093 billion.

Eric Jon Larson – The Buckingham Research Group Incorporated – Analyst

For Q2 this year?

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

That’s right.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Right.

Eric Jon Larson – The Buckingham Research Group Incorporated – Analyst

Okay, perfect. And Joe, the other question that I have here, and I think we ask you every quarter this, probably. We know what’s going on with your capacity. Any new industry news or anything that you’ve heard, how other capacity is either coming on or dragging out or – can you give us a feel on maybe the next 18 months if anything new has happened on industry capacity outside of what you folks are doing?

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

I don’t visit with other people. I don’t go to meetings anymore. I just – if you look at the pullet placements and if you look at the egg sets and the chick placements, there’s not any huge expansion coming on. You know that announced expansions, you have a new plant coming online in North Carolina and our plant coming online in Texas. Those are, I think, are up and running. And – so you can add those to the – and then, there was an expansion in Alabama of an existing plant. And you can calculate and see what those are and compare that with the egg sets and chick placements. And that’s about 1.5%, and that’s what you see out there. And that’s kind of what USDA says and that’s what the pullet, the hen flock will produce. And I think that’s what you’re going to see. And I don’t think you’ll see – I’ll just see – that’s what the numbers say. Those are public numbers that USDA publishes and I’m comfortable with that number. I think that’s right. I don’t think there’s anything different, any surprises. And then that you should have the Nebraska plant, will come on at the end of this year, probably I guess. And then there’s another plant coming on maybe the end of this year, first and next year.

Lampkin Butts – Sanderson Farms, Inc. – President, COO & Director

In Tennessee.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

In Tennessee. That will be – both of those plants will be 2020. They won’t have – they won’t do anything in 2019. But our plant and the expansion in Alabama and the North Carolina plant. The other North Carolina plant that was built to replace a plant that was burned, those are not new chickens. Those chickens have been – being processed already. We processed them last year and they’ve been processed in the other plants. So you got 2 plants this year and an expansion. And you got 2 more plants coming on either end of this year, first of next year. And they’re in different markets, we’re at tray packs and the other one is big bird. And so that’s what you have and it’s about 1.5% when they get up and running. We’ll be up and running meaningfully by the fall. We’ll have 900,000 birds, and we’ll get full production in 2020, by March probably. I don’t think there’s anything unknown about that. If you look at the egg sets and chick placements by USDA and they’ll tell you what you got.

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FEBRUARY 26, 2019 / 4:00PM, SAFM – Q1 2019 Sanderson Farms Inc Earnings Call

Operator

And we’ll again take a question from Ben Theurer with Barclays.

Benjamin M. Theurer – Barclays Bank PLC, Research Division – Head of the Mexico Equity Research & Director

Now coming back. So the question was what you’re seeing in terms of or what are your expectation in terms of the feature activity, both retail and food service? Have you seen some initial indication for a better demand environment remembering how weak 2018 just was throughout the main summer season sell? Is there any leading indicators or some, sort of, approach you have seen by some of the food service guys and retailers that make you feel comfortable that with the production growth that’s coming in, industry as a whole, you guys with Tyler, that you’re actually going to be able to place that product at a hopefully decent price? That will be my first question.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Yes, thank you. You know particularly at retail, we’ve had a much better start to the year than we had last year at grocery stores. Last year, we didn’t have a good start in January. And now we’re going to have January, half of February and March, we have a lot of retail adds with our chicken. Last year, we got off to a slow start. It was all beef and pork. And so we’re optimistic about the grocery stores. We do not have a great deal of visibility even at particularly at the legacy fast food outlets. We do not sell them and don’t do business with them. And so we don’t see that. We know chicken tender prices are up and they’re holding own, which is a pretty good indicator at food service. And the boneless breast prices have weakened in February a bit and it looks like they have settled down a little bit last – this week. But we just don’t have the visibility into food service like some other people do. But I don’t right now, it got off – it did fine in January. Food service was fine in January. We think some of that had to do with – before the government shutdown, the supplemental nutrition payments or food stamps were mailed out early for February. They were mailed out in January before the government shutdown. So there was some additional money in the economy, and that helped retail a good bit and made February last a little longer without money. That didn’t have any effect on food service, but it did at the grocery store. The last 2 weeks of February were pretty slow. But March looks like – we have a lot of adds booked in March for retail. So I feel pretty good about retail grocery being better than it was in 2018.

Benjamin M. Theurer – Barclays Bank PLC, Research Division – Head of the Mexico Equity Research & Director

Okay, perfect. And then one on the potential implications from African swine fever. I mean, clearly, there’s more and more news coming out about the issues in China and the potential limitations in pork, and we know it’s an important producer of pork, but also an important consumer. So the question is, if some of that U.S. pork could disappear somewhere else in the world, not necessarily China, just somewhere, have it disappear, is there’s anything you can already somehow quantify what the implications could be? Or how do you feel about the potential implications from a [fervor] ASF issue in China and the implications specifically on chicken in the U.S.?

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

It’s hard for me to – you think if you lose protein and it moves around, that be positive. Also be positive for soy, I mean, for us. They don’t have the animal units. They won’t need soy. And so demand for soy goes down, and that would be beneficial for us as well. But if U.S. didn’t have a deal with China, the pork that moves from the U.S. to China and it appears that they – my read of the extension of these talks are, the U.S. and China doesn’t have a deal. So that’s why they had to extend negotiations. Why? I don’t know. But for sure, they don’t have a deal that’s why they have to extend the tariffs. And I just think they’re still wishing and hoping both parties to get a deal. But I don’t know where the pork comes from. I guess, Europe and maybe South America, but I can’t quantify that.

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FEBRUARY 26, 2019 / 4:00PM, SAFM – Q1 2019 Sanderson Farms Inc Earnings Call

Operator

We’ll take our next question from Michael Piken with Cleveland Research.

Michael Leith Piken – Cleveland Research Company – Equity Analyst

I was wondering if you can talk a little bit about the – I know you guys made a decision to move off of some of the antibiotics that have human use. But just the overall profitability of, I guess, any chicken versus kind of traditional tray pack would be helpful.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

We have no intention of moving to NAE. And that’s – our customer base that we just – we don’t feel like, that’s our market, and we’ll leave that to others. And we don’t – for a lot of reasons, we don’t think that’s good for the animals. We don’t – we think it takes – uses a lot more resources, water and corn and soy and lumber and you have to build more chicken houses. And we also think it’s – you’re running a risk of having more salmonella and bugs and everything else. And for us, it’s that path we’ve chosen. And...

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

And Michael, we don’t have any insight into what other people are making on their product...

Michael Leith Piken – Cleveland Research Company – Equity Analyst

Okay. I mean, but you’re not getting pressured by your customers.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

We think it’s fine for others and it’s good thing for consumers to have a choice. And we don’t – I mean, for us, it’s just not the path that we choose.

Michael Leith Piken – Cleveland Research Company – Equity Analyst

Got it. Okay, that’s fair enough. I guess, shifting gears, could we get a little up – bit of an update on where we stand with when bird weights might be able to stand trailing back up? I know that we have the woody breast issue. And just how long, is it years, is it months before we might start to see the rate of weight start to go back up to historical levels?

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

I think I’ve been wrong about this forever. I’m sorry. I’m a wrong person to ask. I think the bird weights came down in December because of profitability. It was challenging environment with prices. But I think bird weights – for us, bird weights, kind of, hit a wall because of woody breasts and also some customer concerns about wing counts and boxes and woody breast and things of that nature. You also have employee concerns about handling bigger chickens. And so we’re pretty comfortable with our live weights right now. We tried bigger chickens, and we think we’re about right where we are for us. There are some people running some bigger birds than we’re running. But we feel pretty good about where we are on our live weights. I don’t know, but we do a lot of – go ahead, Lamp.

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FEBRUARY 26, 2019 / 4:00PM, SAFM – Q1 2019 Sanderson Farms Inc Earnings Call

Lampkin Butts – Sanderson Farms, Inc. – President, COO & Director

Well, I was just going to say woody breast, 2 years ago, we were told it would take 5 or 6 years to fix that genetically. So it’s not over yet.

Operator

We’ll take our next question from Adam Samuelson with Goldman Sachs.

Adam L. Samuelson – Goldman Sachs Group Inc., Research Division – Equity Analyst

I wanted to dig in, Joe, Lampkin, and Mike on the extra market a little bit more. And just going off your earlier answer, it didn’t sound like you have great hopes that if there is a trade deal, that you’re actually going to see a lot of fresh poultry move from the U.S. to China. Is that a fair characterization? Sounds like you were talking mostly about the pause. And if we don’t think that there’s a big fresh poultry opportunity, why?

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

I have no idea about that. I wouldn’t comment on – what I said was – I was talking about the whole – I don’t think the whole deal is – I was talking about the whole trade. I wasn’t commenting on poultry at all. I don’t know about poultry at all. And I was talking about the whole negotiation, not about poultry in particular.

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

But you know historically, they have not been a big purchaser of chicken (inaudible) or chicken feed.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

No, I’ve said that they’ve never – when chicken – in the past, when chicken got $0.25 a pound, they quit buying. We were always hopeful that someday, they would become a major purchaser as their middle-class expanded. But they’ve always been very protective of their local industry. And that’s why, just recently, I think they’re putting tariffs and protections against Brazilian poultry. And they put anti-dumping tariffs on Brazilian poultry just in the last few months. So I never ever thought – I never believe that – but I wouldn’t comment on that when I was talking about...

Adam L. Samuelson – Goldman Sachs Group Inc., Research Division – Equity Analyst

Okay. I guess, I was talking, I guess, I interpreted – you in 20 – you were talking about $20 million and $40 million, which I assumed was the paw contribution?

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Yes, yes.

Adam L. Samuelson – Goldman Sachs Group Inc., Research Division – Equity Analyst

And you only alluded to that specifically.

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FEBRUARY 26, 2019 / 4:00PM, SAFM – Q1 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Yes, yes.

Adam L. Samuelson – Goldman Sachs Group Inc., Research Division – Equity Analyst

And that’s specifically, is it $20 million and then $40 million? Or is it – and so it’s $60 million total and thus the phasing getting that back? Or is it $40 million total, $20 million this year and $20 million, kind of, around next year?

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

I wouldn’t comment on that. I thought he was asking me about dark meat. I thought he was talking...

Lampkin Butts – Sanderson Farms, Inc. – President, COO & Director

No. He asked about...

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

He was asking about leg quarters. I thought in paws. Oh, well, it’s about the same amount on both. If we got – if we were shipping paws into China, it would be about $40 million based on current pricing, it’s about $40 million pretax.

Lampkin Butts – Sanderson Farms, Inc. – President, COO & Director

For 12 months.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Yes, over a 12 month period, not if we started today. And then if we were to – the other project we were contemplating, he asked me about leg quarters and deboning, that’s about a $40 million project as well. But that would be a 2020 story. More than it would be a 2019 story.

Adam L. Samuelson – Goldman Sachs Group Inc., Research Division – Equity Analyst

Okay, that’s helpful. And then just more broadly on the export market. Just any color on how demand is – has shaped up early in the year like quarters have come up a little bit but not dramatically so? I’m just trying to get your view on what that looks like from some of the key demand regions.

Lampkin Butts – Sanderson Farms, Inc. – President, COO & Director

It has been positive over the last, really, February and going into March. We were at the end of last year, we were at $0.26 to $0.28 delivered port. Our current pricing is $0.30 to $0.31 delivered to the port. Demand is good from Mexico, and Mexico is our best destination right now.

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

Kazakhstan is also gotten a lot better.

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FEBRUARY 26, 2019 / 4:00PM, SAFM – Q1 2019 Sanderson Farms Inc Earnings Call

Lampkin Butts – Sanderson Farms, Inc. – President, COO & Director

That’s up. That’s $0.31 port, but that doesn’t – not quite as good as Mexico.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Yes, but it’s moved up more than we thought it would.

Operator

And we’ll take our next question from Ken Zaslow with Bank of Montreal.

Kenneth Bryan Zaslow – BMO Capital Markets Equity Research – MD of Food & Agribusiness Research and Food & Beverage Analyst

Just touching base. In terms of the current chicken environment, do you think it’s sustainable throughout the year? And what do you think the key drivers would be to keep it at these levels? Is it a material improvement from 2 or 3 months ago?

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Well, 2 or 3 months ago, when you’re talking about November and December, anything is better than November and December. Any month of the year is better than November and December. When you – February is better than November and December. And just the time of year, spring is better than November and December. You just have to know Thanksgiving and Christmas are not for chicken. And – but you head into the spring and it’s just better. Grilling season, July the 4th, Memorial Day. That was not good last year. We had no features at food service, fewer features at retail. Absolutely fewer, no doubt about that, absolutely. And we’re not going to have as many features as we did in 2015 because there’s more beef and pork. But maybe more than we had in 2018, we did in January. And – but we – it’ll definitely be better than November and December. We don’t have the visibility in the food service market as some of the other companies do. But we have pretty good visibility at retail. And we know March is going to be – we’re going to have a lot of adds in March. I don’t – we don’t know beyond that. But January, part of February and March is about as far as we know. But March, we have a lot of added activity.

Kenneth Bryan Zaslow – BMO Capital Markets Equity Research – MD of Food & Agribusiness Research and Food & Beverage Analyst

And do you think that the increase in the pullet or the flatness of the pullets is representative of the new capacity coming online?

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

I do. I do. I do. I know ours is in there, and I’m assuming others are in there as well. They have to be. If they’re processing. I mean, I think the pullet placements are there, always have been fairly accurate.

Operator

And we’ll take our next question from Akshay Jagdale with Jefferies.

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FEBRUARY 26, 2019 / 4:00PM, SAFM – Q1 2019 Sanderson Farms Inc Earnings Call

Akshay S. Jagdale – Jefferies LLC, Research Division – Equity Analyst

I wanted to ask about your revenue per pound performance this quarter relative to the commodity prices. So first thing I note – so overall, if you just take purely the Urner Barry prices and the EMI index for the whole bird, you’re going to get down 10%, 11% year-over-year. And you guys were down only 2% year-over-year. The freight issue is about 1 point. So it’s not a huge difference. So I was looking through your – the numbers you gave us in your Q, and the one thing I noticed is you said jumbo wing prices were down only 5% according to Urner Barry. Can you clarify that? I mean, I don’t – I see jumbo wing price is down 20%, 30% for the quarter. So maybe that’s just we can follow up on that off-line. But high level, it seems to me that you’re at price [indiscernible]. So that – can you confirm that I’m thinking about that correctly. And maybe you can help me understand like relative to spot or relative to the prices we see where you saw better realization. I know quarter-to-quarter, this tends to be some differences. But just trying to understand. There was a pretty big difference this quarter.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

When the Georgia Dock went away, and I have forgotten when that was now.

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

December ‘16.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

A year ago?

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

‘16. December ‘16.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

‘16, 2 years ago. We – a lot of our contracts with our customers became mainly flat contracts. Some of them are based off EMI and...

Lampkin Butts – Sanderson Farms, Inc. – President, COO & Director

UB. Just features really for Urner Barry.

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

For Urner Barry, right?

Lampkin Butts – Sanderson Farms, Inc. – President, COO & Director

Some features...

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FEBRUARY 26, 2019 / 4:00PM, SAFM – Q1 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Some Urner Barry but most of them, Akshay, are mainly flat priced. What’s arranged and then perhaps, grain escalator, in case, grain moves a lot. But they’re really, basically, they don’t change very much and that’s why – and that is not true about food service. I’m talking about retail, tray pack. And so they don’t change a whole lot. And they might get – they might have a different add quote or – there’s some flexibility if they need an add or we need an add. But mainly, the day-to-day pricing does not change a whole lot.

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

And Akshay, I’d be honest, I don’t look at that EMI quote very often. I don’t think we’re going to use it. But I will say, sequentially, our pricing was flat. So if they’re saying down 5%, we absolutely realize more. And overall again because of our mix, our tray pack pricing, compared to last year’s first quarter is up almost $0.02 a pound and sequentially, $0.0125 or so. So yes, we did realize better than what you’re seeing at EMI if that’s the case.

Akshay S. Jagdale – Jefferies LLC, Research Division – Equity Analyst

That’s helpful. What about wings. So the Urner Barry wing quote on jumbo or small wings is down anywhere from 20% to 30%, but in your Q, you said you were, maybe you were down only 5% or something? Is that right?

Lampkin Butts – Sanderson Farms, Inc. – President, COO & Director

Well, we competed at $1.56.

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

Yes, it’s $1.56. This first – we’re looking at this first quarter versus a year ago it was $1.63, a decrease of $0.0776 or 4.7%.

Akshay S. Jagdale – Jefferies LLC, Research Division – Equity Analyst

Okay. We’ll follow up off-line. I am seeing $1.06 this – but I mean, I’m just looking at Urner Barry’s quotes. So we can follow-up on that off-line. Yes, $1.06.

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

$1.06 wing.

Akshay S. Jagdale – Jefferies LLC, Research Division – Equity Analyst

No, this quarter on average.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

On wings?

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FEBRUARY 26, 2019 / 4:00PM, SAFM – Q1 2019 Sanderson Farms Inc Earnings Call

Akshay S. Jagdale – Jefferies LLC, Research Division – Equity Analyst

No, we’ll follow up off-line. That’s okay. So just another question just on demand. So you mentioned rightfully that there’s little visibility in the food service channel. But before we get into that, on the retail side, I mean, so – when we saw prices really move up a lot over the last couple of months, what we were hearing is the sort of, the leftover spot market loads were significantly reduced, right? So there’s a whole bunch of breast meat that goes into food service and then there’s leftover loads that go on to retail. Like it seems like those – very few of those in the market over the December, January timeframe. So...

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

January primarily.

Akshay S. Jagdale – Jefferies LLC, Research Division – Equity Analyst

Right. So it – did that reverse a little bit in February? What’s driving the softness in...

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Yes, the last 2 weeks of February, all markets slowed down. You had excess retail product. You had excess food service product. It’s because, we think, those supplemental nutrition payments went out early in January and it was all spent and they – people ran out of money in February. So they were not going to grocery stores. They didn’t have money to go to grocery stores, a certain percentage of the population that receive those food stamps. So by the 10th, 15th of February, retail grocery traffic was down. So we had 2 pretty good weeks, 10 days good in February and then the market slowed down a good bit. And so you had excess product at retail and the last 2 weeks of February were kind of like November and December. And now it’s picked back up this week. You kind of get first month best.

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

First of the month, yes.

Lampkin Butts – Sanderson Farms, Inc. – President, COO & Director

And March should be a better month just seasonally.

Akshay S. Jagdale – Jefferies LLC, Research Division – Equity Analyst

Right. And then I know there’s no – a very little visibility for you. And even your other larger competitors, who have presumably more insights, they also have low visibility on the restaurant demand. But from what – what we have – when we look back last year, just talking to everyone in the industry, seems like what happened is there’s just lot of burger promotions, there’s a lot of beef out there in the market. And that’s where all the volumes went?

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Yes, yes.

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FEBRUARY 26, 2019 / 4:00PM, SAFM – Q1 2019 Sanderson Farms Inc Earnings Call

Akshay S. Jagdale – Jefferies LLC, Research Division – Equity Analyst

So when you look at this year, there’s still a lot of beef and pork actually on a per capita domestic availability basis. There’s projected to be more protein, beef and pork in the market than even last year. So I think the record level come over the last 30 years or something? So how do you think about that as a potential risk factor for demand for chicken?

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Well, I think it could very well be a headwind. It’s just – I don’t know if they all want to do the exact same thing that they did a year ago or if they want some variety. I think – I don’t think ‘19 is necessarily going to be exactly like ‘18. That started out last year with Wendy’s advertising all fresh beef. And then the other chains had no choice but to feature hamburgers. They couldn’t let Wendy’s runoff. And then it was hamburgers for everybody. And are they going to just keep running hamburger meat? Or are they going to do something different? They have ran some chicken sandwiches the last 3 months. And I’m very grateful for that, although I don’t sell them any. They’ve all had chicken sandwiches except from the big one. I don’t think they’ve had one, have they?

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

Burger King and Wendy’s.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

I know Burger King and Wendy’s have had chicken sandwiches. Everybody but McDonald’s.

D. Michael Cockrell – Sanderson Farms, Inc. – CFO, Treasurer & Director

McDonald’s

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

And I’m very grateful for that. We know there’s going to be beef and pork and we’re probably – there’s probably more than 1 year’s worth.

Operator

And that concludes today’s question-and-answer session. Mr. Sanderson, at this time, I’ll turn the conference back over to you for any additional or closing remarks.

Joe F. Sanderson – Sanderson Farms, Inc. – Chairman & CEO

Thank you for spending time with us this morning, and we look forward reporting our results to you throughout the year. Thank you very much.

Operator

That concludes today’s presentation. Thank you for your participation. You may now disconnect.

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FEBRUARY 26, 2019 / 4:00PM, SAFM – Q1 2019 Sanderson Farms Inc Earnings Call

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